UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 16, 2006

NitroMed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50439	22-3159793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	FileNumber)	Identification No.)

125 Spring Street		02421
Lexington, Massachusetts		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 266-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 16, 2006, NitroMed, Inc. (“NitroMed”) entered into a letter agreement (the “Agreement”) with Michael D. Loberg, Ph.D., NitroMed’s former Chief Executive Officer, President and Director, regarding the terms of Dr. Loberg’s cessation of employment with NitroMed.

Pursuant to the terms of the Agreement, in connection with Dr. Loberg’s separation from NitroMed on March 20, 2006 (the “Separation Date”), Dr. Loberg will receive severance consideration equal to his annual salary in effect on the Separation Date of $361,328, less all applicable state and federal taxes, which will be paid in bi-monthly increments beginning on March 31, 2006 and ending on December 31, 2006.

Also pursuant to the Agreement, in connection with NitroMed’s grant to Dr. Loberg on June 17, 2003 of an option to purchase an aggregate of 100,000 shares of NitroMed common stock pursuant to an Incentive Stock Option Agreement (the “Option Agreement”), the terms of the Option Agreement have been amended as of the Separation Date to provide that, notwithstanding the separation of Dr. Loberg’s employment on March 20, 2006, the option shall vest as of the Separation Date with respect to the option to purchase 25,000 shares of NitroMed common stock that would have vested on June 17, 2006.

The Agreement further provides that, for a period of 12 months after the Separation Date, NitroMed shall reimburse Dr. Loberg for, or pay on his behalf, the share of the premium costs and associated administrative fees for the group medical insurance coverage that is paid by NitroMed for active and similarly-situated employees who receive the same type of coverage.

Pursuant to the Agreement, Dr. Loberg has agreed to release NitroMed and certain related parties from all claims arising out of Dr. Loberg’s employment with and/or separation from NitroMed, and NitroMed has agreed to release Dr. Loberg from all claims arising out of his employment with and/or separation from NitroMed. The Agreement also provides that Dr. Loberg shall remain subject to the obligations set forth in the Invention and Non-Disclosure Agreement and the Non-Competition and Non-Solicitation Agreement that Dr. Loberg executed at the inception of his employment with NitroMed.

The description of the terms and conditions of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated by this reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: June 22, 2006	By:	/s/ Kenneth M. Bate
Kenneth M. Bate
Chief Operating Officer, Chief Financial
Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between NitroMed, Inc. and Michael D. Loberg, Ph.D., dated June 16, 2006.